EXECUTIVE EMPLOYMENT AGREEMENT


                  THIS EXECUTIVE EMPLOYMENT AGREEMENT (this "Agreement") is entered into effective as of January 1, 1997, by and between LOUISIANA PACIFIC CORPORATION, a corporation organized and existing under the laws of Delaware (the "Corporation"), and KAREN D. LUNDQUIST (the "Executive"). The Corporation and Executive are herein referred to collectively as the "Parties," or singly as a "Party" as the context requires or permits. All references to Section and subsections refer to Sections and subsections of this Agreement, and all reference to Exhibits and Schedules are to Exhibits and Schedules annexed hereto each of which is made a part hereof for all purposes.

                                    PREMISES:

                  A. The Corporation desires to hire the services of Executive and to provide Executive with compensation and terms of employment which will retain, motivate and competitively reward the Executive;

                  B. Executive is not currently a party to any employment contract that would prevent her from being employed by the Corporation in accordance with the terms of this Agreement;

                  C. Executive represents that her employment by the Corporation will not violate any federal immigration laws and regulations promulgated thereunder; and

                  D.       Executive   desires   to  render   services   to  the
Corporation upon the following terms and conditions.

                  NOW, THEREFORE, in consideration of the mutual covenants contained herein and of the mutual benefits to the Parties to be derived hereunder, the Corporation and Executive agree as follows:

                  1. EMPLOYMENT. Corporation hereby employs Executive to perform those duties generally described in this Agreement, and Executive hereby accepts and agrees to such employment on the terns and conditions set forth.

                  2. TERM. The "Term" of this Agreement shall be for a period of three (3) years commencing effective as of January 1, 1997, and expiring at midnight on December 31, 1999, unless earlier terminated in the manner provided herein. In the event the Parties have not agreed to extend this Agreement or have not entered into a new agreement prior to the end of the Term, then Executive's employment with the Corporation shall continue in accordance with all of the provisions of this Agreement until such time as this Agreement is amended or superseded by a new employment agreement.



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                  3.       DUTIES.

                  3.1 During the Term, Executive shall be employed by Corporation as the Vice President of Manufacturing of the Corporation, and shall have all of the rights, powers and obligations normally associated with or attributed to an executive officer of the Corporation. Executive is hired to perform the following duties: (i) head of manufacturing for all commodity operations which includes lumber, OSB, plywood and industrial panel facilities world-wide, (ii) managing four manufacturing managers reporting directly to Executive plus such additional staff as required, and (iii) being a participating member of the Senior Management Team which sets policy and direction for the Corporation. Executive shall devote her full working time, attention and energy to the business of the Corporation, and shall not during the term be engaged in any other business activities which will significantly interfere or conflict with the reasonable performance of her duties hereunder, except as provided in Section 3.2. In the performance of these duties, Executive will initially report directly to Mark Suwyn, the Corporation's Chief Executive Officer.

                  3.2 The Parties acknowledge that Executive is a founder, shareholder, director, and officer of Creative Breakthroughs, Inc. ("Company"), a company that renders services to the Corporation as an independent contractor. Executive will resign her position of officer and will not participate directly in negotiations involving the Corporation and Company for services. Executive will, however, remain active as a compensated director of the Company and retain her shareholdings in the Company. It is acknowledged that the Company may continue to render services to the Corporation. The Parties agree that Executive's continued activities as a director on behalf of the Company shall not be asserted by the Corporation as a conflict of interest or a breach by Executive of her duties and responsibilities (fiduciary or other) to Corporation or other breach of this Agreement or applicable laws.

                  4. COMPENSATION. For services rendered by Executive, Corporation shall compensate Executive as follows:

                  4.1 BASE SALARY. Corporation shall pay Executive a base salary of $190,000 per year, payable as earned in equal monthly or twice-monthly payments. Base salary shall be adjusted annually based upon performance and shall be subject to Corporation's executive compensation plans in effect from time to time. All salary payments shall be subject to withholding and other applicable taxes.

                  4.2 SHORT TERM INCENTIVE COMPENSATION. Executive shall be paid a minimum of $50,000 incentive compensation prior to the first annual anniversary of the term of this Agreement. Following such first anniversary, this incentive compensation may be increased or decreased which determination shall be based on Executive's performance.

                  4.3 LONG TERM INCENTIVE COMPENSATION. As an additional incentive to Executive to utilize her talents and skills to maximize the growth and profitability of Corporation, Corporation will establish, annually, in advance, criteria for bonus



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compensation  for Executive  based on Executive's  contribution to the strategic objectives of the Corporation. Such bonus compensation shall be in the range between $20,000 and $50,000 but in no event less than $20,000 per annum.

                  4.4      STOCK OPTIONS.

                  4.4.1 As a further incentive to Executive, promptly upon execution of this Agreement and subject to Board approval which approval the Chief Executive Officer will recommend, the Corporation will grant to Executive options entitling her to acquire 30,000 of the Corporation's shares trading in a public medium pursuant to the terms (including price) and conditions of its share option plan available to other senior executive officers of the Corporation. Under such plan, so long as Executive is rendering services under this Agreement, Executive shall become vested (on each following January 1 during the Term commencing January 1, 1997) in an option to acquire 10,000 of such shares and Executive will have a period of five (5) years from the time of vesting to exercise each option. The price per share of each share subject to such option shall be an amount equal to the closing price of such shares as of the last trading day of 1996. Once vested such option shall not be forfeitable for any reason.

                  4.4.2 Notwithstanding anything contained in this Agreement to the contrary, upon the occurrence of any of the following events, Executive shall be Immediately vested in all options to such 30,000 shares:

                           4.4.2.1 Executive's employment with Corporation shall
be terminated without cause or due to death or disability as defined in paragraph 7.4;

                           4.4.2.2   The   Chief   Executive   Officer   of  the
Corporation as of January I 1997, shall be replaced.

                           4.4.2.3    Executive's   duties   are   significantly
curtailed or reduced.

                           4.4.2.4  The  effective  control  of the  Corporation
shall change as defined in the standard form option agreement used for executive options from those persons and/or entities who effectively control the Corporation as of January 1, 1997, to other persons and/or entities.

                  4.5 MOVING EXPENSES. Executive shall have paid for her, or reimbursed, all the expenses of her move to Portland, Oregon including, without limitation the following:

                  4.5.1 Packing and unpacking and transporting all household goods;

                  4.5.2    Expenses   associated   with  Minnesota   residential
premises lease severance;




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                  4.5.3    Expenses  associated  with  preparing  for  shipment,
transporting and delivering two horses;

                  4.5.4 Usual and customary closing costs and expenses of purchasing and closing title to a home in Portland, Oregon area;

                  4.5.5 Expenses associated with preparing for shipment, transporting and receiving two vehicles, and

                  4.5.6 Personal travel expenses from Minnesota to Portland, Oregon for as many trips as are reasonably necessary for Executive to complete her move to Portland, Oregon.

                  4.6      OTHER   BENEFITS.   Executive  will  be  eligible  to
participate in all regular salaried executive employee benefit programs: Heath Care Coverage, Life and Accidental Death & Dismemberment Insurance, Long Term Disability coverage, Personal Accident Insurance, Employee Stock Ownership Trust, and Employee Stock Purchase Plans. Executive shall be entitled to participate in any health and life insurance, retirement, pension, profit-sharing, or other benefit plan as hereafter adopted by the Corporation on the same basis as other employees.

                  4.7 VACATION\SICK PAY. Executive shall be entitled to four (4) weeks paid vacation time and such additional paid time for sick and personal leave time on the same basis as other senior executives of the Corporation are provided such leave time. Upon termination of Executive's employment for any reason, the Corporation shall compensate Executive for such unused and accrued vacation time at Executive's then current base salary.

                  5. WORKING FACILITIES. Corporation shall provide Executive with such reasonable working facilities and services, including an office and secretarial assistance, as are necessary and appropriate for the performance of her duties. Such facilities and services shall be provided to Executive at Corporation's principal place of business or such other place as may be agreed to by the Corporation and Executive.

                  6. EXPENSES. Corporation will reimburse Executive for actual and reasonable business expenses incurred by Executive in connection with the business of Corporation, including expenses for automobile, entertainment, travel, attendance at conventions, employee training and similar items, on Executive's periodic presentation of an itemized account of such expenses, together with supporting documentation.

                  7.       TERMINATION OF EMPLOYMENT.

                  7.1 TERMINATION FOR CAUSE. Corporation may terminate this Agreement, without liability, for "cause" (as defined below) by delivering to Executive thirty (30) days' advance written notice of termination setting forth the reasons for such termination. Upon delivery of such notice, except as expressly herein or in the Corporation's policies provided



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to the contrary,  all obligations of the  Corporation  hereunder shall cease. As used herein, the term "Cause" shall mean the following: (i) Executive shall have been incompetent in the performance of her duties hereunder; (ii) material, willful or gross misconduct by Executive in the performance of her duties hereunder; (iii) the failure by Executive to perform or observe any substantial obligation of such employment that is not remedied within thirty (30) days after the receipt of written notice thereof from Corporation (provided such neglect or failure is unrelated to disability); or (iv) a final nonappealable conviction of or a plea of guilty or nolo contendere by Executive to any felony or misdemeanor involving fraud, embezzlement, theft or dishonesty involving Corporation.

                  7.2 TERMINATION WITHOUT CAUSE. Corporation may terminate Executive's employment with Corporation at any time upon ninety (90) days' prior written notice without cause. If the Corporation so terminates Executive's employment without cause at any time prior to January 1, 2000, it agrees to pay Executive a severance payment of an amount equal to nine (9) months of Executive's then base salary or if the Corporation so terminates Executive's employment without cause after December 31, 1999, it agrees to pay Executive a severance payment of an amount equal to (i) nine (9) months of Executive's then base salary, plus (ii) one ( 1 ) month of Executive's then base salary for each full or partial year of employment with the Corporation to a maximum of eighteen
(18) months' salary, plus the greater of (a) Executive's annual short and long term incentive compensation earned by Executive for the last year's short and long term incentive compensation prorated to the date of termination of Executive's employment, or (b) the amount of such incentive compensation due Executive at the time of termination, if determinable. In addition, Corporation shall, at its expense, make available to Executive out placement services of first class quality.

                  7.3 BY DEATH. This Agreement shall terminate automatically upon the death of Executive, and, except for the Corporation's obligations (hereby assumed by the Corporation) for the payment of accrued base salary and incentive compensation (determined pursuant to the provisions of Section 7.2 as if Executive were terminated without cause) and except as expressly herein or in the Corporation's policies provided to the contrary, all obligations of Corporation hereunder shall cease.

                  7.4 BY DISABILITY. If Executive shall be prevented from properly performing her duties hereunder by reason of any physical or mental incapacity for a period of more than one hundred eighty (180) consecutive calendar days in any twelve-month period, then, to the extent permitted by law, the Corporation may terminate Executive's employment by delivery of thirty (30) days' advance written notice of termination. Thirty (30) days following delivery of such notice of termination, except for the Corporation's obligations (hereby assumed by the Corporation) for the payment of accrued base salary and incentive compensation (determined pursuant to the provisions of Section 7.2 as if Executive were terminated without cause) and except as expressly herein or in the Corporation's policies provided to the contrary, all obligations of the Corporation hereunder shall cease.

                  8. NOTICES. All notices or other communications required or permitted hereunder shall be made in writing and shall be deemed to have been duly given if delivered



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by hand or mailed,  postage  prepaid,  by certified or registered  mail,  return receipt requested, or by Federal Express (or other established express delivery service which maintains delivery records), freight prepaid, and addressed as follows:

If to Corporation:                  Louisiana Pacific Corporation
                                    111 S.W. Fifth Avenue
                                    Portland, Oregon 97204
                                                     Attn: General Counsel

If to Executive:                    Karen D. Lundquist
                                    c/o Parsons, Davies, Kinghorn & Peters
                                    185 South State Street, Suite 700
                                    Salt Lake City, Utah 84111
                                                     Attention:  John Parsons

Notice of change of address shall be effective only when made in accordance with this Section.

                  9. GOVERNING LAW. This Agreement shall be governed by and interpreted in accordance with the laws of the state of Oregon.

                  10. ARBITRATION. In the event of a dispute or controversy between the Parties as to the provisions or performance of this Agreement, such dispute or controversy shall be submitted to arbitration in Portland, Oregon in accordance with the Commercial Rules of Arbitration of the American Arbitration Association.

                  11. EXPENSES OF LEGAL PROCEEDINGS. If any action, suit or proceeding is brought by a Party with respect to a matter or matters governed by this Agreement, all costs and expenses of the prevailing Party incurred in connection with such proceeding, including reasonable attorneys' fees, shall be paid by the nonprevailing Party.

                  12. ENTIRE AGREEMENT. Except for incentive compensation, stock options and benefits that require reference to extraneous documents for further definition, this Agreement contains the entire agreement between the Parties with respect to any written or oral negotiations, commitments and understandings. No letter, telegram or other communication passing between the Parties shall be deemed a part of this Agreement; nor shall a subsequent communication have the effect of modifying or adding to this Agreement unless it is distinctly stated in such letter, telegram or other communication that it is to constitute a part of this Agreement and is signed by the Parties to this Agreement.

                  13. SEVERABILITY. If and to the extent that any court of competent jurisdiction holds any provision, or any part thereof, of this Agreement to be invalid or unenforceable, such holding shall in no way affect the validity of the remainder of this Agreement.




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                  14.      WAIVER. No failure by either Party to insist upon the
strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach hereof shall constitute a waiver of any such breach, any subsequent breach of the same obligation, or of any other covenant, agreement, term, or condition.

                  15. COUNTERPARTS AND HEADINGS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. All headings in this Agreement are inserted for convenience or reference and shall not affect the meaning or interpretation of this Agreement.

                  16. BINDING EFFECT. The rights and obligations of the Parties under this Agreement shall inure to the benefit of and shall bind the respective legal representatives, successors and permitted assigns of the Parties.

                  DATED as of the date first above written.

                       Corporation:              LOUISIANA PACIFIC CORPORATION


                                                 By  /s/ MARK A. SUWYN
                                                     Duly Authorized Officer

                       Executive:

                                                     /s/ KAREN D. LUNDQUIST
                                                     Karen D. Lundquist




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